Exhibit 24.1
POWERS OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Peter J. Burlage and Henry G. Schopfer, III, and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf as a director or officer or both, as the case may be of Peerless Mfg. Co. (the “Corporation”) a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act shares of the Corporation’s common stock, par value $1.00 per share, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Peter J. Burlage

Peter J. Burlage

/s/ Henry G. Schopfer, III

Henry G. Schopfer, III

/s/ Sherrill Stone

Sherrill Stone

/s/ Kenneth R. Hanks

Kenneth R. Hanks

/s/ Robert McCashin

Robert McCashin

/s/ R. Clayton Mulford

R. Clayton Mulford

/s/ Howard G. Westerman, Jr.

Howard G. Westerman, Jr.

Dated: November 20, 2007